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                        CHESAPEAKE UTILITIES CORPORATION
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



                 SUBSIDIARIES                                 STATE INCORPORATED
                 ------------                                 ------------------
       Eastern Shore Natural Gas Company                           Delaware
              Sharp Energy, Inc.                                   Delaware
          Chesapeake Service Company                               Delaware
             United Systems, Inc.                                   Georgia
       Tri-County Gas Co., Incorporated                            Maryland
           Eastern Shore Real Estate                               Maryland
                  Xeron, Inc.                                     Mississippi
       Sam Shannahan Well Company, Inc.                            Maryland
               Sharp Water, Inc.                                   Delaware


SUBSIDIARY OF EASTERN SHORE NATURAL GAS COMPANY               STATE INCORPORATED
-----------------------------------------------               ------------------
           Dover Exploration Company                               Delaware


      SUBSIDIARIES OF SHARP ENERGY, INC.                      STATE INCORPORATED
      ----------------------------------                      ------------------
                Sharpgas, Inc.                                     Delaware
                Sharpoil, Inc.                                     Delaware


  SUBSIDIARIES OF CHESAPEAKE SERVICE COMPANY                  STATE INCORPORATED
  ------------------------------------------                  ------------------
                Skipjack, Inc.                                     Delaware
          Capital Data Systems, Inc.                            North Carolina
          Currin and Associates, Inc.                           North Carolina
         Chesapeake Investment Company                             Delaware


       SUBSIDIARIES OF SHARP WATER, INC.                      STATE INCORPORATED
       ---------------------------------                      ------------------
      EcoWater Systems of Michigan, Inc.                           Michigan


                                             Chesapeake Utilities Corporation 51